EXHIBIT 3.5

BYLAWS

OF

MATADOR HOLDCO, INC.

ARTICLE I

OFFICES

1.1 Office. The Corporation may have offices at such places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

2.1 Place of Meeting. Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. The annual meeting of shareholders shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

2.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the president or the chief executive officer (if any) and shall be called by the president, chief executive officer (if any) or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning one-tenth of all the shares entitled to vote at the meeting. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

2.4 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. Any notice required pursuant to this Section 2.4 may be given by a form of electronic transmission consented to by the shareholder to whom notice is given.

2.5 Quorum. The holders of a majority of the shares entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of business except as otherwise provided by statute or by the Corporation’s Certificate of Formation, as amended from time to time (“Certificate of Formation”). Unless otherwise provided in the Certificate of Formation in accordance with the Texas Business Organizations Code, as amended (the “TBOC”), once a quorum is present at a meeting of the shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If, however, a quorum shall not be represented at any meeting of the shareholders, the shareholders entitled to vote thereat, represented in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be represented. At such adjourned meeting, provided a quorum shall be represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.6 Vote Required. If a quorum be present at any meeting, the vote of the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall decide any question brought before such meeting and shall be the act of the shareholders’ meeting, unless the question is one upon which a different vote is required by law or by the Certificate of Formation.

2.7 Method of Voting. A shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram or other form of electronic transmission, including telephonic transmission, by the shareholder or by his duly authorized attorney-in-fact, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder or by his duly authorized attorney-in-fact shall be considered an execution in writing for purposes of this Section 2.7. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

2.8 Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (a) to the extent that the Certificate of Formation provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series, or (b) as otherwise provided by law.

2.9 Consent of Shareholder. Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used.

2.10 Special Director Nominating Committee. (a) No candidate for election or appointment to a position on the Board of Directors through a vote of the shareholders at a special or annual meeting of the shareholders of the Corporation, or through a written consent in lieu of a meeting, or through action of the Board of Directors to fill a vacancy on the Board of

Directors, shall be nominated for such position by management of the Corporation or by the Board of Directors, or a committee thereof, unless or until such candidate is nominated, or approved for nomination, by a majority of the members of the Director Nominating Committee (as defined below), acting through a majority vote of the committee members at a duly called meeting of such committee or a written consent signed by a majority of the members of the committee. The rules for meetings and notices of meetings for such committee shall be the same as for meetings of directors of the Corporation.

(b) The term “Director Nominating Committee” shall mean a committee of individual members elected or appointed in accordance with the following rules: (i) the holders of the Corporation’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”), shall be entitled to elect or appoint, by the vote or consent of the holders of a majority of the then outstanding shares of Class B Common Stock, three members to such committee; (ii) each of the four holders of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), owning the largest number of shares of the Class A Common Stock then outstanding shall be entitled to elect or appoint one member to such committee; and (iii) if there is any other holder of the Class A Common Stock that owns more than 10% of the then outstanding shares of Class A Common Stock and that is not entitled to elect or appoint a member by virtue of clause (ii) above, such holder shall be entitled to elect or appoint one member to such committee. The members of such committee shall be elected or appointed annually in sufficient time prior to the Corporation’s annual meeting of shareholders to enable the committee to discharge its responsibilities with respect to the nomination of directors for election at such annual meeting. Each member shall continue to serve until his or her successor is elected or appointed or until his or her earlier death, resignation or removal (with or without cause) by the shareholder or group of shareholders that elected or appointed such member. Notwithstanding anything to the contrary herein, if the Director Nominating Committee does not have at least seven members because some shareholder or shareholders have not designated or elected one or more members, the chairman of such committee may appoint members to fill such vacancies and, in doing so, shall give preference to the shareholders of the Corporation owning the largest number of shares who are not represented by members already serving on such committee. The chief executive officer of the Corporation, or the president if a chief executive officer has not been appointed, shall serve as the chairman of the Director Nominating Committee but shall not have a vote in any matter decided by the committee unless he or she was appointed or elected to be a member of the committee pursuant to clause (i), (ii) or (iii) above.

(c) The Director Nominating Committee will have the responsibility to establish criteria for the selection of new directors to serve on the Board of Directors, taking into account at a minimum all applicable laws, rules, and regulations, a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board of Directors, to identify individuals believed to be qualified as candidates to serve on the Board of Directors and to select, or to approve the recommendations of the Board of Directors concerning the selection of, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting or through written consent in lieu of a meeting.

(d) Notwithstanding any other provision of these Bylaws, this Section 2.10 of the Bylaws may not be deleted, amended or supplemented in any respect without the vote or consent of the holders of a majority of the then outstanding shares of Class B Common Stock. This Section

2.10 of the Bylaws shall automatically terminate upon the automatic conversion into shares of Class A Common Stock of all of the outstanding shares of Class B Common Stock in accordance with the provisions of Paragraph 2(c) of Article IV of the Certificate of Formation, as amended to date, of the Corporation.

(e) For purposes of determining in accordance with subsection 2.10(a) above the holders that own the largest number of outstanding shares of Class A Common Stock or whether a holder owns more than 10% of the outstanding shares of Class A Common Stock, (i) the shares held by affiliated or related entities or persons (including, for example, members of the same family or private equity funds managed by the same entity) shall be aggregated and the holders thereof shall be treated as one holder and (ii) multiple holders of Class A Common Stock may enter into an agreement among themselves and the Corporation to vote their shares of Class A Common Stock to elect, maintain and support as directors on the Corporation’s Board of Directors the nominees for director selected from time to time by the Director Nominating Committee, and in that circumstance, the shares of Class A Common Stock held by the holders entering into such voting agreement shall be aggregated and the holders thereof shall be treated as one holder.

2.11 Telephone or Remote Communication Meeting. Shareholders may participate in and hold a meeting duly called and held in accordance with the TBOC and these Bylaws by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. If voting is to take place at the meeting, reasonable measures shall be implemented to verify that every shareholder voting at the meeting by means of remote communications is sufficiently identified, and a record of any vote or other action taken shall be kept. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

DIRECTORS

3.1 Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Formation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.2 Number, Selection and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than one. Such number shall from time to time be fixed and determined by the director(s) and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of shareholders, except as provided in Section 3.3, and each director elected shall hold office until the next succeeding annual meeting of shareholders and until his successor shall be elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Directors need not be residents of the State of Texas or shareholders of the Corporation. No director shall be eligible for service on the Board of Directors after the age of

70; provided, however, on an annual basis, the Board of Directors may waive this restriction through Board action as to any particular incumbent director of age 75 or less so long as the Board determines such waiver is in the best interests of the Corporation.

3.3 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation or removal) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall hold office until his successor shall be elected and qualified.

3.4 Increases and Decreases. The number of directors may be increased or decreased from time to time as provided in these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.5 Removal from Office. Any director may be removed either for or without cause at any meeting of shareholders duly called and held for such purpose.

3.6 Place of Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.7 Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

3.8 Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors, the chief executive officer (if any) or the president. Notice of each special meeting of the Board of Directors shall be given to each director at least two days before the date of the meeting.

3.9 Notice of Meetings. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Certificate of Formation or by the Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any notice required pursuant to this Section 3.10 may be given by a form of electronic transmission consented to by the director to whom notice is given.

3.10 Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by law, the Certificate of Formation or the Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may from time to time designate from among the members of the Board of Directors an executive committee and one or more other committees. Each committee shall consist of one or more directors, and, except as limited by law, the Certificate of Formation, these Bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. A majority of all the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee. At all meetings of any committee a majority of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Certificate of Formation, the Bylaws or the resolution establishing such committee. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

3.12 Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a director or member of the committee may be substituted or used instead of the original writing for any purpose for which the original writing could be used. The consent may be in more than one counterpart so long as each director or committee member signs one of the counterparts. Advance notice is not required to be given to take any action by written consent. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or the committee, as the case may be, duly called and held.

3.13 Participation in Meetings by Remote Communication. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons. If voting is to take place at the meeting, reasonable measures shall be implemented to verify that every director or committee member voting at the meeting by means of remote communications is sufficiently identified, and a record of any vote or other action taken must be kept. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.14 Fees and Salaries. By resolution of the Board of Directors, the directors may be paid (i) their expenses, if any, of attendance at each meeting of the Board of Directors, (ii) a fixed sum for attendance at each meeting of the Board of Directors, (iii) a stated salary as director and (iv) equity awards. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.15 Resignation. Any director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director who does not, for any reason whatsoever, stand for election at any meeting of shareholders called for such purpose shall be conclusively deemed to have resigned, effective at the date of such meeting, for all purposes, and the Corporation need not receive any written notice to evidence such resignation.

ARTICLE IV

NOTICES

4.1 General. Whenever by law, the Certificate of Formation or these Bylaws, notice is to be given to any shareholder, director or committee member, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such shareholder, director or committee member at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given or delivered at the time when the same shall be deposited in the United States mail, with postage thereon prepaid. Notice to a director or committee member may also be given by nationally recognized overnight delivery or courier service, and shall be deemed given when such notice shall be received by the director or committee member or, if earlier, one (1) business day after such notice is sent by such overnight delivery or courier service addressed to such director or committee member at such address as appears on the books of the Corporation. On consent of a shareholder, director or committee member, notice from the Corporation may be given to the shareholder, director or committee member by electronic transmission. The shareholder, director or committee member may specify the form of electronic transmission to be used to communicate notice. The shareholder, director or committee member may revoke this consent by written notice to the Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two (2) consecutive notices, and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the shareholder, director or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder, director or committee member for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder, director or committee member at the address provided by the shareholder, director or committee member for the purpose of alerting the shareholder, director or committee member of a posting; or (iv) communicated to the shareholder, director or committee member by any other form of electronic transmission consented to by the shareholder, director or committee member.

4.2 Waiver. Whenever any notice is required to be given by law or under the provisions of the Certificate of Formation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

5.1 Officers. The officers of the Corporation shall consist of a president and a secretary. The Board of Directors may also elect or appoint such other officers and agents, including a chairman of the board, a chief executive officer, an assistant president, one or more vice presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President and any one of whom may also be designated as the Chief Operating Officer or Chief Financial Officer), a treasurer and one or more assistant secretaries and assistant treasurers, as it shall deem necessary. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, the Certificate of Formation, these Bylaws or any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. None of the officers need be a director or a shareholder of the Corporation.

5.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of shareholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his successor shall have been elected or appointed and shall have qualified or until his earlier death, resignation, retirement, disqualification or removal.

5.3 Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. The president, or if the Corporation has a chief executive officer, the chief executive officer (in lieu of the president), shall have the power to terminate the employment of any other officer of the Corporation, other than the chairman of the board, whenever, in his or her judgment, the best interests of the Corporation shall be served thereby, and such termination of employment shall also result in the removal from office of such officer; provided, however, such termination power shall be subject to the contractual rights, if any, of the person so terminated. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.4 Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, retirement, disqualification, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5.5 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director. Election or appointment of an officer or agent shall not of itself create contract rights.

5.6 Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

5.7 President. The president shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall preside at all meetings of the Board of Directors (unless a Chairman of the Board shall have been elected) and shareholders. The president shall formulate and submit to the Board of Directors or the executive committee matters of general policy for the Corporation and shall formulate such other duties as usually appertain to the office and such other duties as may be prescribed by the shareholders, the board of Directors or the executive committee from time to time. The president shall have the power to appoint and remove subordinate officers, agents and employees, including assistant secretaries and assistant treasurers. The president shall keep the Board of Directors and the executive committee fully informed and shall consult with them concerning the business and affairs of the Corporation. The president shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation. In general, the president shall perform all other duties normally incident or as usually appertain to the office of president and such other duties as may be prescribed by the shareholders, the Board of Directors or the executive committee from time to time.

5.8 Chief Executive Officer. If the Corporation has a chief executive officer, the chief executive officer shall be the chief executive officer of the Corporation and shall have all of the authority, powers and duties provided for or reserved to the president in Section 5.7 in lieu of the president, and the president shall be the chief operating officer of the Corporation charged with the duty and power to manage the operations of the business of the Corporation but subject to the overall direction of the chief executive officer and the Board of Directors. In addition, all references to the president in Sections 5.10 through 5.13 shall be deemed instead to be references to the chief executive officer. In the absence or disability of the chief executive officer, or in the event of his inability or refusal to act, the president shall perform the duties and have the authority and exercise the powers of the chief executive officer.

5.9 Vice Presidents. The vice presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president, or in the event of his inability or refusal to act, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the president may from time to time delegate.

5.10 Secretary. The secretary shall record all of the proceedings of the meetings of the Board of Directors, all committees thereof and the shareholders in a minute book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision the Secretary shall be.

5.11 Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the president may from time to time delegate.

5.12 Treasurer. The treasurer, if one is elected, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the president or Board of Directors so requires, an account of all transactions made as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

5.13 Assistant Treasurers. The assistant treasurers, if any are elected, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the president from time to time delegate. If required by the Board of Directors, the assistant treasurers shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

6.1 Issuance. Shares of stock of the Corporation may, at the discretion of the Board of Directors, be issued in certificated or uncertificated form. Shares issued in certificated form shall be in the form determined by the Board of Directors. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation or its agents as they are issued. Upon the written request of any shareholder holding uncertificated shares, the Corporation shall issue a certificate or certificates representing such shares in the form prescribed. Certificates shall be signed by the chairman of the board, president or any vice president and either the secretary or any assistant secretary. The signatures of the chairman of the board, president or vice president, secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer were such officer at the date of such issuance. In the event the

Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations, restrictions and relative rights of the shares of each class authorized to be issued and, (b) if the Corporation is authorized to issue shares of any preferred or special class or series, the variations and the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Certificate of Formation on file in the office of the Secretary of State of the State of Texas and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

6.2 Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.3 Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney and filed with the secretary of the Corporation or the transfer agent.

6.4 Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

6.5 Registered Shareholders. Unless otherwise provided in the TBOC, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business and Commerce Code, as amended:

(a) The Corporation may regard the person in whose name any shares of the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, at a record date fixed pursuant to Section 6.4 of these Bylaws) as the owner of those shares.

(b) Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate representing those shares.

6.6 List of Shareholders. The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection of any shareholder during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This Section shall not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. The list of shareholders shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE VII

DIVIDENDS

7.1 Declaration. Subject to the provisions of the Certificate of Formation relating thereto, if any, and the restrictions imposed by applicable law, dividends on the Corporation’s outstanding shares may be declared from time to time by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in the Corporation’s own shares, subject to any provisions of the Certificate of Formation.

7.2 Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

CONTRACTS, CHECKS, DEPOSITS, BOOKS AND RECORDS

8.1 Contracts. Subject to the provisions of Section 5.1, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

8.2 Checks, Etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors. Subject to the provisions of Section 5.1, the board may authorize any officer, officers, agent or agents to execute and deliver any of such documents or instruments for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

8.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

8.4 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and committees thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE IX

MISCELLANEOUS

9.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

9.2 Books. The books and records of the Corporation may be kept (subject to any provision of law, the Certificate of Formation or these Bylaws) outside the State of Texas at the offices of the Corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

ARTICLE X

AMENDMENTS

10.1 Amendment. The power to alter, amend, or repeal these Bylaws or adopt new Bylaws, subject to repeal or change by action or the shareholders, shall be vested in the Board of Directors unless reserved to the shareholders by the Certificate of Formation. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted, subject to repeal or change by action of the shareholders, at any regular or special meeting of the Board of Directors, without prior notice, by resolution adopted thereat.